Exhibit 99.1

Frontier Announces $1.6 Billion  Fiber Securitization Offering and $500 Million Variable Funding Notes Commitment

NORWALK, Conn. - Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier” or the “Company”) today announced that a limited-purpose, bankruptcy remote, indirect subsidiary of the Company (the “Issuer”) has priced $1.586 billion of aggregate principal amount of secured fiber network revenue term notes, consisting of $1.119 billion 6.60% Series 2023-1, Class A-2 term notes, $155 million 8.30% Series 2023-1, Class B term notes and $312 million 11.50% Series 2023-1, Class C term notes, each with an anticipated repayment term of five years (collectively, the “Notes”). Collectively, the Notes have a weighted average yield of approximately 8.797%. The Notes will be secured by certain of Frontier’s fiber assets and associated customer contracts in the Dallas metropolitan area and constitute the first offering of green bonds by a Frontier subsidiary.

In connection with the offering of the Notes, the Issuer entered into a commitment for a $500 million variable funding note facility (the “Variable Funding Notes”) with a delayed draw feature, subject to leverage tests and other customary drawing conditions.

Frontier intends to use the net proceeds of the offering to, among other things, defease certain existing indebtedness and for general corporate purposes, including potential investments or expenditures, such as capital expenditures and research and development, in line with Frontier’s fiber expansion and copper migration strategies.

The Company expects the Notes transaction to close on or around August 8, 2023, subject to satisfaction of various closing conditions. There can be no assurance regarding the timing of closing or that the sale of the Notes will be completed.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, the Notes or any other securities, and shall not constitute an offer to sell, solicitation of an offer to buy, or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Frontier

Frontier is leading the “un-cable” revolution. Driven by our purpose, Building Gigabit America™, we are relentless in our pursuit of always delivering a better customer experience. Providing digital infrastructure that empowers people to create the future, we’re connecting millions of consumers and businesses in 25 states with reliable fiber internet and multi-gigabit speeds.

Forward-Looking Statements

This release contains “forward-looking statements” related to future events. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, the expected use of proceeds from the sale of the Notes, the entry into the Variable Funding Notes facility and the terms of such facility and any amounts drawn thereupon, the timing of the closing of the offering and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “intends to” or “will be.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including, but not limited to, uncertainties related to market conditions, changes to the terms and timing of the offering, our ability to satisfy the closing conditions related to the offering, our ability to consummate the Variable Funding Notes facility and other factors set forth in our other filings with the U.S. Securities and Exchange Commission (the “SEC”). This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. You should consider these important factors, as well as the risks and other factors contained in our filings with the SEC, including our most recent Annual Report on Form 10-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. We do not intend, nor do we undertake any duty, to update any forward-looking statements.

Investor Contact
Spencer Kurn
SVP, Investor Relations
+1 401 225 0475
spencer.kurn@ftr.com
Source: Frontier Communications Parent, Inc.